UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 28, 2006

Davi Skin, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130
Marina Del Rey, California		90292
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 827-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On November 28, 2006, Davi Skin, Inc. (the “Company”) executed and delivered a severance agreement with Patrick Pflipsen (“Pflipsen”) by which the Company terminated Pflipsen’s employment with the Company.  In consideration for Pflipsen’s obligations under the agreement, the agreement provides that the Company shall issue 50,000 options to purchase common stock of the Company with an exercise price of $0.50 per share.  Under the agreement, the Company also retained the option to engage Pflipsen as a consultant to assist in various projects, including capital raises for the Company.

Forward Looking Statements

Certain matters discussed in this report on Form 8-K may constitute forward looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Words such as “will” or other similar expressions identify forward looking statements.  These statements are based on current expectations.  The Company does not undertake any obligation to update any forward looking statement to reflect events after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Joseph Spellman
Joseph Spellman
Chief Executive Officer & Director

Date:	December 1, 2006